SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 1, 2006
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEMS 2.01, 7.01 and 8.01:    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS; REGULATION FD DISCLOSURE; OTHER EVENTS

On May 1, 2006, CACI International Inc announced that its wholly-owned subsidiary, CACI, INC.-FEDERAL, and CACI Newco, Inc., a wholly-owned subsidiary of CACI, INC.-FEDERAL, had completed the purchase of all of the outstanding stock of AlphaInsight Corporation, an information technology company headquartered in Falls Church, Virginia.

A copy of the Registrant's press release regarding CACI's completion of its acquisition of AlphaInsight Corporation is attached as Exhibit 99 to this current report on Form 8-K.

ITEM 9.01:    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 99	Press Release dated May 1, 2006, announcing the Registrant's acquisition of all of the stock of AlphaInsight Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Acting Director, Legal Division, and Assistant Secretary